Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
MedAssets, Inc.:
We consent to the use of our report dated February 28, 2011, except for note 13 which is as of September 29, 2011, with respect to the consolidated balance sheet of MedAssets, Inc. as of December 31, 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for the year ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus. Our report, on the effectiveness of internal control over financial reporting as of December 31, 2010, contains an explanatory paragraph which states that our audit of internal control over financial reporting of MedAssets, Inc. excluded an evaluation of internal control over financial reporting of the Broadlane Group.
/s/ KPMG LLP
Atlanta, Georgia
September 30, 2011